UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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[X] Definitive Proxy Statement

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[  ] Soliciting Material under §240.14a-12

VIRTRA, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VirTra, Inc.

7970 S. Kyrene Road

Tempe, Arizona 85284

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 11, 2020

NOTICE IS HEREBY GIVEN that VirTra, Inc., a Nevada corporation (the “Company”) will hold a Virtual Annual Meeting of Stockholders (the “Annual Meeting”) on Tuesday, August 11, 2020, at 2:30 p.m. (local time)  for the following purposes, which are described more fully in the accompanying Proxy Statement:

1.	To elect five directors to the Company’s Board to serve until the Company’s 2021 annual meeting of stockholders or until their successors are elected and qualified; and

2.	To hold a non-binding advisory vote on executive compensation;

3.	To hold a non-binding advisory vote on the frequency of executive compensation advisory votes;

4.	To ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

5.	Such other business as may appropriately come before the Annual Meeting.

All holders of record of the Company’s common stock and the Company’s Class A common stock at the close of business on June 22, 2020 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

The Board of Directors of the Company has authorized the solicitation of proxies. Unless otherwise directed, the proxies will be voted FOR the election of the nominees listed in the attached Proxy Statement to be members of the Board of Directors and on other business that may properly come before the Annual Meeting, as the named proxies in their best judgment shall decide.

If you submit a proxy, you may revoke such proxy at any time prior to its exercise by notifying the Secretary of the Company in writing at c/o VirTra, Inc., 7970 S. Kyrene Road, Tempe, Arizona 85284 prior to the Annual Meeting, and, if you virtually attend the Annual Meeting, you may revoke your proxy if previously submitted and vote at the Annual Meeting.

Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, we encourage you to read the Proxy Statement and submit your proxy as soon as possible. You may submit your proxy for the Annual Meeting by completing, signing, dating and returning your proxy in the pre-addressed envelope provided.

Sincerely,

Robert D. Ferris
Chief Executive Officer

June 26, 2020

VIRTRA, INC.

PROXY STATEMENT

FOR THE 2020 VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Stockholders
Meeting to Be Held on August 11, 2020

The Proxy Statement and annual report to stockholders for the fiscal year ended December 31, 2019 are available at www.issuerdirect.com/virtual-event/vtsi.

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of VirTra, Inc., a Nevada corporation (the “Company,” “VirTra,” “we,” “our” or “us”), of proxies to be voted at our 2020 Virtual Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will take place on Tuesday, August 11, 2020, beginning at 2:30 p.m., local time, at https://www.issuerdirect.com/virtual-event/vtsi. You will need to provide your 12-digit control number that is on your proxy card to gain access to the Annual Meeting. The Board of Directors of the Company urges you to promptly execute and return your proxy in the enclosed envelope, even if you plan to virtually attend the Annual Meeting. This is designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. For additional information on how to obtain directions to be able to virtually attend the Annual Meeting and vote at the Annual Meeting, please write to the Company’s Secretary at VirTra, Inc., 7970 S. Kyrene Road, Tempe, Arizona 85284 or call (480) 968-1488.

Any stockholder submitting a proxy may revoke such proxy at any time prior to its exercise by notifying the Secretary of the Company, in writing, prior to the Annual Meeting. Any stockholder virtually attending the Annual Meeting may revoke his or her proxy and vote personally by notifying the Secretary of the Company at the Annual Meeting.

This Proxy Statement, the Notice of Annual Meeting, and accompanying proxy are being furnished to record holders at the close of business on June 22, 2020 (the “Record Date”), the record date for the Annual Meeting. Only stockholders of record at the close of business on Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. At the close of business on the Record Date, the Company had 7,752,530   outstanding shares of common stock, $0.0001 par value per share (the “Common Stock”), outstanding, and no shares of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), outstanding. Web links and addresses contained in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of our Class A Common Stock are entitled to 10 votes for each share on all matters submitted to a stockholder vote, voting together with the Common Stock as a single class. Holders of our Class B common stock are not entitled to vote on any matter, except that the holders of Class B common stock shall be entitled to vote separately as a class with respect to amendments to the Company’s articles of incorporation that increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. Holders of Common Stock and Class A Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the votes of holders of the Common Stock and Class A Common Stock voting for the election of directors can elect all of the directors. As of the Record Date, there were no shares of Class A Common Stock issued and outstanding.

If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on the election of directors. Accordingly, we encourage you to vote promptly, even if you plan to virtually attend the Annual Meeting.

If the accompanying proxy card is signed and returned, the shares represented thereby will be voted in accordance with the directions on the proxy card. Unless a stockholder specifies otherwise therein, the proxy will be voted in accordance with the recommendations of the Board of Directors on all proposals.

Holders of our Common Stock and Class A Common Stock representing one-third of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person (virtually, in the case of this Annual Meeting) or by proxy, are necessary to constitute a quorum at any meeting of stockholders. As of the Record Date, there were no shares of Class A Common Stock issued and outstanding. If a quorum is present, the affirmative vote of a majority of the shares entitled to vote which are present in person (virtually in the case of this Annual Meeting) or represented by proxy at the Annual Meeting is required to elect directors and to approve each other proposal to be voted upon at the Annual Meeting. Shares represented by proxies which are marked or voted (i) “abstain” with respect to the election of the director nominees and remaining proposals to be voted upon at the Annual Meeting, or (ii) to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the Annual Meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees and against the remaining proposals. Shares held by brokers that do not have discretionary authority to vote on a proposal and have not received voting instructions from their clients are considered “broker non-votes.” Broker non-votes are considered present or represented for purposes of determining a quorum but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for directors or the remaining proposals. As such, for your vote to be counted if you are the beneficial owner of shares held by your broker, you must submit your voting instruction form to your broker.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, holders of our voting stock will be asked to vote on the following proposals:

1.	To elect five directors to the Company’s Board to serve until the Company’s 2021 annual meeting of stockholders or until their successors are elected and qualified; and

2.	To hold a non-binding advisory vote on executive compensation;

3.	To hold a non-binding advisory vote on the frequency of executive compensation advisory votes;

4.	To ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and

5.	Such other business as may appropriately come before the Annual Meeting.

Will any other business be considered at the Annual Meeting?

Our bylaws provide that a stockholder may present a proposal at the Annual Meeting that is not included in this proxy statement only if proper written notice was received by us. No stockholder has given the timely notice required by our bylaws in order to present a proposal at the Annual Meeting. Our Board does not intend to present any other matters for a vote at the Annual Meeting.

Who is entitled to attend and vote at the Annual Meeting?

You may vote if you owned shares of our Common Stock or Class A Common Stock as of the close of business on June 22, 2020, the Record Date for determining who is eligible to attend and vote (virtually or by proxy) at the Annual Meeting or any adjournments or postponements thereof, and your stock ownership is reflected in our record books. As of the close of business on the Record Date, our record book reflects that we had outstanding a total of 7,752,530 shares of Common Stock, and no shares of Class A Common Stock outstanding.

Each share of our Common Stock is entitled to one vote. Each share of our Class A Common Stock, of which none were outstanding on the Record Date, is entitled to 10 votes.

How many votes do I have?

You have one vote for each share of our Common Stock that you owned on the Record Date. If there were any shares of Class A Common Stock outstanding on the Record Date, each share would have 10 votes. No shares of Class A Common Stock were issued and outstanding on the Record Date.

How many votes may be cast by all stockholders entitled to notice of, and to vote at, the Annual Meeting?

A total of 7,752,530 votes may be cast at the Annual Meeting with respect to each proposal, consisting of one vote for each share of our Common Stock outstanding as of the Record Date. There were no shares of our Class A Common Stock outstanding as of the Record Date. There is no cumulative voting for the election of directors.

How many shares must be present to hold the Annual Meeting?

Holders of our Common Stock and Class A Common Stock representing one-third of the voting power of our capital stock issued, outstanding and entitled to vote as of the Record Date, represented in person (virtually) or by proxy, must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. There were no shares of our Class A Common Stock outstanding as of the Record Date. Your shares are counted as present at the Annual Meeting if:

●	You are present (virtually) and vote at the Annual Meeting;

●	You have properly and timely submitted your vote as described below under “How do I vote my shares?”; or

●	You hold your shares in street name, as described below, and you do not provide voting instructions and your broker, bank, trust or other nominee uses its discretion to vote your shares.

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If a quorum is not present or represented at the Annual Meeting, the stockholders and proxies entitled to vote will have the power to adjourn the Annual Meeting, without notice other than an announcement at that time, until a quorum is present or represented.

What is a proxy?

It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two of our executive officers, Robert D. Ferris and Matthew D. Burlend, have been designated as proxies for the Annual Meeting.

What is a proxy statement?

It is a document that we are required to give you, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when we ask you to designate proxies to vote your shares of our voting stock at an annual meeting of our stockholders. The proxy statement includes information regarding the matters to be acted upon at the Annual Meeting and certain other information required by the regulations of the SEC and the rules of The NASDAQ Stock Market (“NASDAQ”).

What is the difference between a “stockholder of record” and a “street name” holder?

If your shares are registered directly in your name, you are considered the “stockholder of record” with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under “How do I vote my shares?”.

How do I vote my shares?

Stockholders of Record. If you are a stockholder of record, you may vote in the following ways:

●	By Internet before the Annual Meeting. If you have received a printed copy of the proxy materials from us by mail, you may vote electronically via the Internet at www.issuerdirect.com/virtual-event/vtsi. To be valid, your vote must be received by us by 11:59 p.m., Eastern Time, on August 10, 2020.

●	By Mail. If you have received a printed copy of the proxy materials from us by mail, you may vote by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card in the envelope provided to us. To be valid, your vote by mail must be received by us by 11:59 p.m., Eastern Time, on August 10, 2020.

●	At the Annual Meeting. You can vote your shares during the virtual Annual Meeting.

Beneficial Owners. If you are a beneficial owner, you may vote by submitting voting instructions to your broker or other nominee holding your shares. You should follow the voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares.

Your vote is important, and we encourage you to vote promptly.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card or voting instruction form, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, you will need to be sure to vote once for each account.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by Internet and do not specify how you want to vote your shares, we will vote your shares FOR the election of each of the five nominees to the Board.

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Note: If you are a street name holder and fail to instruct your broker, bank, trust or other nominee how you want to vote your shares on a particular matter, those shares are considered to be “uninstructed.” If the broker, bank, trust or other nominee is not permitted to exercise discretion, the uninstructed shares will be referred to as “broker non-votes.”

Your vote is very important. We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters to be considered at the Annual Meeting.

Can I revoke my proxy and change my vote?

Yes, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting. You may revoke your proxy and change your vote by:

●	Submitting a later-dated and properly executed proxy card to our Corporate Secretary at the Company’s address listed above, which must be received by us before the time of the Annual Meeting;

●	Submitting a later-dated vote on the Internet, in a timely manner;

●	Delivering a written notice of revocation to our Corporate Secretary at the Company’s address listed above, which must be received by us before the time of the Annual Meeting; or

●	Attending the Annual Meeting and voting. Your attendance (virtually) at the Annual Meeting will not by itself revoke a proxy that you have previously submitted.

What vote is required to approve each item of business included in the Proxy?

Except as provided by law, according to the Company’s bylaws, if a quorum exists, action on a matter by the shareholders (including the election of Directors) is approved if a majority of the stock having voting power present during the virtual annual meeting or represented by proxy votes in favor of such matter (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that matter). This means that the number of shares voted FOR an action or matter must exceed the number of shares voted “Against” that action or matter.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote FOR each of the nominees to the Board of Directors. We are not aware of any other matters that will be voted on at the 2020 Annual Meeting. If any other business properly comes before the Annual Meeting, however, the persons named as proxies for stockholders will vote on those matters in a manner they consider appropriate.

What are broker non-votes?

Generally, a broker non-vote occurs when a bank, broker or other nominee that holds shares of Common Stock in “street name” for customers is precluded from exercising voting discretion on a particular proposal because (i) the beneficial owner has not instructed the bank, broker or other nominee how to vote, and (ii) the bank, broker or other nominee lacks discretionary voting power to vote the Common Stock. A bank, broker or other nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of the Common Stock.

On non-routine items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Proposals 1 through 3 are non-routine items. If you do not give your broker instructions with regard to each of these proposals, brokers will not be permitted to vote your shares of Common Stock at the Annual Meeting in relation to such proposals.

Our management believes that Proposal 4 (ratification of the appointment of MaloneBailey as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020) is a “routine” matter for which brokers will have authority to vote your shares of Common Stock at the Annual Meeting if you do not give instruction on how to vote your shares. Consequently, if customers do not give any direction, brokers will be permitted to vote shares of Common Stock at the Annual Meeting in relation to Proposal 4. Nevertheless, we encourage you to submit your voting instructions to your broker to ensure your shares of Common Stock are voted at the Annual Meeting.

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How will my shares be voted at the Annual Meeting?

At the Annual Meeting, the Board (the persons named in the proxy card or, if applicable, their substitutes) will vote your shares of Common Stock as you instruct. If you submit a proxy but do not indicate how you would like to vote your Common Stock, your shares will be voted as the Board recommends, which is as follows:

●	FOR Proposal 1 (election of directors proposal);

●	FOR Proposal 2 (non-binding advisory vote on executive compensation proposal);

●	Every Three Years on Proposal 3 (non-binding advisory vote on the frequency of executive compensation advisory votes); and

●	FOR Proposal 4 (ratification of auditors).

Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting. We plan to publish the final voting results in a Current Report on Form 8-K (“Form 8-K”) filed within four business days of the Annual Meeting. If final voting results are not available within the four business day timeframe, we plan to file a Form 8-K disclosing preliminary voting results within the required four business days, to be followed as soon as practicable by an amendment to the Form 8-K containing the final voting results.

What happens if the Annual Meeting is postponed or adjourned?

If the Annual Meeting is postponed or adjourned, your proxy will remain valid and may be voted when the Annual Meeting is convened or reconvened. You may change or revoke your proxy until it is voted.

Are members of the Board required to attend the Annual Meeting?

Directors are encouraged, but not required, to attend the Annual Meeting.

What happens if stockholders approve one or more proposals but not others?

Approval of any one proposal is not dependent on stockholders approving any other proposal. Therefore, if stockholders approve one proposal, but not others, the approved proposal would still take effect. For example, if stockholders approve the election of all directors, but do not approve the ratification of auditors, the directors would still be deemed elected by stockholders. Note, however, Proposal 2 (non-binding advisory vote on executive compensation proposal) and Proposal 3 (non-binding advisory vote on the frequency of executive compensation advisory votes) are non-binding advisory votes only and will not overrule any decision by the Board or require the Board to take any action. Also, if Proposal 4 (ratification of auditors) is not approved, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name. We also will reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors currently has five members. All of the current directors’ terms expire as of the Annual Meeting. All of the current members of the Board (Messrs. Ferris, Brown, Burlend, Saltz and Richardson) have been nominated by the Board to serve until the 2021 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Each of the nominees has agreed to serve as a director if elected. If, for any reason, any nominee becomes unable to serve before the election, the persons named as proxies will vote your shares for a substitute nominee if one is selected by the Board. Alternatively, the Board, at its option, may reduce the number of directors that are nominated for election.

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The Company’s bylaws require directors to be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director).

All of our directors and director nominees are encouraged to attend the annual meetings of our stockholders.

The Board of Directors held one meeting during the fiscal year ended December 31, 2019, and acted by unanimous written consent two times.

Board Recommendation

The Board recommends a vote FOR the election of each of Messrs. Ferris, Brown, Burlend, Saltz and Richardson. Proxies will be voted FOR the election of the five nominees, unless otherwise specified.

Director Nominees

The following table sets forth the names, positions and ages of our director nominees, each of whom currently serves as a member of our Board of Directors.

Name	Age	Position/Title
Robert D. Ferris	48	Chief Executive Officer, President and Chairman of the Board
Matthew D. Burlend	46	Chief Operating Officer, Vice President and Director
Mitchell A. Saltz	67	Director
Jeffrey D. Brown	57	Director
James Richardson	44	Director

Biographical information concerning the director nominees listed above is set forth below:

Robert D. Ferris. Mr. Ferris has been our Chief Executive Officer and Chairman of the Board of Directors since 2008 and has been our President since founding Ferris Productions, Inc. (“Ferris Productions”) in 1993. Mr. Ferris has led VirTra in providing the market with revolutionary simulation training products that today impact millions of people in 32 counties. He has been awarded multiple patents, spoken at various trade shows, and has written or assisted with various ground-breaking articles and studies in the fields of virtual reality and simulation technology. Mr. Ferris is considered one of the top experts in the world at applying virtual reality and simulation technology to solve real world problems. Mr. Ferris attended the U.S. Air Force Academy and received a Bachelor’s degree in Systems Engineering from the University of Arizona. We believe Mr. Ferris’ history as a founder, officer and director of our company, and his management experience and industry knowledge, provide the requisite qualifications, skills, perspectives and experience that make him well qualified to serve as Chairman of our Board of Directors.

Matthew D. Burlend. Mr. Burlend has been our Chief Operating Officer and a director since 2008 and has been our Vice President since October 9, 2017. From 2001 to October 8, 2017, Mr. Burlend had also served in the capacity as our Secretary. Prior to joining Ferris Productions, Inc. in 1999, Matt was a mechanical engineer focused on the design of automated production equipment for Panduit, a $1+ billion per year global manufacturing company. In his role with our company, Mr. Burlend has contributed significantly to managing the design, production and support of our simulator products and has achieved a highly successful track record in the daily operations of our core business. At VirTra, Matt worked his way up from engineer to becoming COO in 2011. In addition, he was instrumental in managing the company from a debt position of over $4 million, to becoming debt-free in less than three years at the height of the Great Recession, to then achieving record profits. Matt graduated from Olivet Nazarene University with a Mechanical Engineering Degree.

Mitchell A. Saltz. Mr. Saltz has served as a director of our company since 2016. Mr. Saltz has served as a director of American Outdoor Brands Corporation (formerly, Smith & Wesson Holding Corporation) (“American Outdoor”), a publicly traded company with shares listed on NASDAQ, since 1998 and served as its Chairman of the Board and Chief Executive Officer from 1998 through 2003. American Outdoor is a leading manufacturer, designer, and provider of consumer products for the shooting, hunting, and rugged outdoor enthusiast. Mr. Saltz has been since December 2015 Chairman of the Board of Modern Round Entertainment Corporation, a company formed to create and roll out nationally an entertainment concept centered around a virtual interactive shooting experience utilizing laser technology-based replica firearms and extensive food and beverage offerings, and was a principal of its predecessor, Modern Round LLC, from February 2014 until December 2015. Mr. Saltz has served as the Chairman of Quest Resource Holding Corporation (formerly Infinity Resources Holdings Corp.), an environmental solutions company that serves as a single-service provider of recycling and environment-related programs, services, and information, or its predecessors since 2005 and the Chairman and Managing Partner of Southwest Capital Partners, an investment banking firm, since 2009. Mr. Saltz founded Saf-T-Hammer in 1997, which developed and marketed firearm safety and security products designed to prevent the unauthorized access to firearms, which acquired Smith& Wesson Corp. from Tomkins, PLC in May 2001 and changed its name to Smith & Wesson Holding Corporation. We believe Mr. Saltz’s history as a founder and former officer of American Outdoor, and his financial, investment, and management experience provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

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Jeffrey D. Brown. Mr. Brown has served as a director of our company since 2011. Mr. Brown has been a Certified Public Accountant (“CPA”) since 1993 and a financial planning service provider for over 12 years, performing financial services for a wide range of companies. From 2002 to 2004, Mr. Brown was the Chief Financial Officer for Gold Canyon Candles, a provider of fragranced candles and accessories during a period of rapid growth in revenues. From 1990 to 1994, Mr. Brown was an auditor at Ernst & Young performing audits for a variety of organizations. Mr. Brown received a Bachelor of Science in Accounting from California State University, San Bernardino and his CPA designation in 1993. We believe Mr. Brown’s history as a financial and accounting services professional and a former auditor and management experience provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

James Richardson. Mr. Richardson has served as a director of our company since October 9, 2017. Mr. Richardson is the co-founder and has been the chief executive officer of NaturalPoint Inc. since 1996. NaturalPoint is a world leader in simulation/VR/AR tracking and sells optical motion capture hardware and software, head tracking for PC’s and hands-free ergonomic mouse alternative for assistive technology. Mr. Richardson has had an integral role at NaturalPoint since its formation and is responsible for devising its high-level strategy and the engineering, marketing and sales efforts. Through Mr. Richardson’s efforts, he led to profitable revenue growth, enabling it to gain significant market share culminating in its sale to Planar Systems, Inc., a developer, manufacturer and marketer of electronic display products and systems for $125 million in cash. Mr. Richardson studied Mechanical Engineering at the University of California at Berkeley. We believe Mr. Richardson’s history as a founder and officer of NaturalPoint, and his technology background and management experience provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

There are no family relationships between any of the executive officers and directors.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, significant employees or control persons has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Board Composition

Our business and affairs are managed under the direction of our Board of Directors. The number of directors is fixed by our Board of Directors, subject to our articles of incorporation and our bylaws. Currently, our Board of Directors consists of five directors.

Director Independence

Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors has determined that (i) Messrs. Saltz, Brown and Richardson do not have a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or responsibilities and that each of these directors is “independent” as that term is defined under the listing standards of NASDAQ, and (ii) Messrs. Ferris and Burlend are not independent directors. Therefore, a majority of our Board of Directors consist of “independent directors” as defined under the listing standards of NASDAQ.

Board Leadership Structure and Board’s Role in Risk Oversight

Our Board of Directors has a Chairman, Mr. Ferris. The Chairman has authority, among other things, to preside over Board meetings and set the agenda for Board meetings. Accordingly, the Chairman has substantial ability to shape the work of our Board of Directors. Because a majority of our Board of Directors is independent, we believe that separation of the roles of Chairman and Chief Executive Officer is not necessary at this time to ensure appropriate oversight by the Board of Directors of our business and affairs. However, no single leadership model is right for all companies and at all times. The Board of Directors recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board of Directors may periodically review its leadership structure. In addition, the Board of Directors will hold executive sessions in which only independent directors are present.

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Our Board of Directors is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The audit committee will oversee management of financial risks; our Board of Directors regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board of Directors regularly reviews plans, results and potential risks related to our product development and commercialization efforts. Our compensation committee is expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on us.

Board Committees

Our Board of Directors has established three standing committees—the audit committee, compensation committee, and nominating and corporate governance committee—each of which operate under a charter that has been approved by our Board of Directors. We have appointed persons to the Board of Directors and committees of the Board as required meeting the corporate governance requirements of the NASDAQ Listing Rules.

Audit Committee

We have appointed three members of our Board of Directors to the audit committee, Messrs. Saltz, Brown, and Richardson. Mr. Brown serves as the chairman of the audit committee and satisfies the definition of “audit committee financial expert” within the meaning of SEC regulations and the NASDAQ Listing Rules. In making a determination on which member will qualify as a financial expert, our Board of Directors considered the formal education and nature and scope of such members’ previous experience.

Our audit committee will be responsible for, among other things:

●	To oversee our accounting and financial reporting and disclosure processes and the audit of our financial statements.
●	To select and retain an independent registered public accounting firm to act as our independent auditors.
●	To review with management, the internal audit department and our independent auditors the adequacy and effectiveness of our financial reporting processes, internal control over financial reporting and disclosure controls and procedures, including any significant deficiencies or material weaknesses.
●	To review and discuss with our independent auditors and management our annual audited financial statements (including the related notes), the form of audit opinion to be issued by the auditors on the financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in our annual report on Form 10-K.
●	To review and approve the functions of our accounting department and approve the hiring or dismissal of the Chief Financial Officer, or such person as may, from time to time, be delegated such internal audit function by the Board.
●	To review and discuss with management policies and guidelines to govern the process by which management assesses and manages our risks.
●	To establish and oversee procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.
●	To review, approve and oversee any transaction between us and any related person and any other potential conflict of interest situations.
●	To meet at least four times a year to fulfill its responsibilities.
●	To review the audit committee charter at least annually and recommend any proposed changes to the Board for approval.

Compensation Committee

We have appointed three members of our Board of Directors, Messrs. Saltz, Brown, and Richardson, to the compensation committee. Mr. Saltz serves as the chairman of the compensation committee. Our compensation committee will assist our Board of Directors in the discharge of its responsibilities relating to the compensation of our executive officers.

Our compensation committee is responsible for, among other things:

●	To review and approve the compensation of the Chief Executive Officer and to approve the compensation of all other executive officers.
●	To review, and approve and, when appropriate, recommend to the Board for approval, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers, which includes the ability to adopt, amend and terminate such agreements, arrangements or plans.

●	To review our incentive compensation arrangements.
●	To review and recommend to the Board for approval the frequency with which we will conduct Say on Pay Votes.
●	To review director compensation for service on the Board and Board committees at least once a year and to recommend any changes to the Board.

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●	To meet at least two times a year.
●	To review the compensation committee charter at least annually and recommend any proposed changes to the Board for approval.

Nominating and Corporate Governance Committee

We have appointed three members of our Board of Directors, Messrs. Saltz, Brown, and Richardson, to the nominating and corporate governance committee. Mr. Richardson serves as the chairman of the nominating and corporate governance committee.

Our nominating and corporate governance committee is responsible for, among other things:

●	To determine the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director.
●	To select and approve the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders.
●	To review the Board’s committee structure and composition and to appoint directors to serve as members of each committee and committee chairmen.
●	To develop and recommend to the Board for approval standards for determining whether a director has a relationship with us that would impair its independence.
●	To review and discuss with management the disclosure regarding the operations of the nominating and corporate governance committee and director independence, and to recommend that this disclosure be included in our proxy statement or annual report on Form 10-K, as applicable.
●	To monitor compliance with our Code of Ethics and Business Conduct (the “Code of Ethics”), to investigate any alleged breach or violation of the Code of Ethics and to enforce the provisions of the Code of Ethics.
●	To meet at least two times a year.
●	To review the nominating and corporate governance committee charter at least annually and recommend any proposed changes to the Board for approval

Code of Ethics and Business Conduct and Whistleblower Protection Policy

We have adopted a written Code of Ethics, which outlines the principles of legal and ethical business conduct under which we do business. In addition, we have adopted a written Whistleblower Protection Policy to prevent adverse employment action of any kind against any of our employees who lawfully report information about (i) fraudulent activities within our company (including wire fraud, mail fraud and bank fraud), (ii) violations of the Sarbanes-Oxley Act pertaining to fraud against stockholders of the Company, (iii) questionable accounting, internal accounting controls or auditing matters of the Company, and (iv) conduct by our executives that violate our Code of Ethics, or that cause reports and other public disclosures by us that are not full, fair and accurate. To advance this commitment, we have adopted this Whistleblower Protection Policy. The Code of Ethics and Whistleblower Protection Policy are applicable to all of our directors, officers and employees and are available on our corporate website, www.virtra.com. We intend to disclose any amendments to our Code of Ethics, or waivers of its requirements, on our website or in filings under the Exchange Act to the extent required by applicable rules and exchange requirements.

Procedures for Contacting the Board

The Board has established a process for stockholders and other interested parties to send written communications to the Board, the non-management directors, a particular committee or to individual directors, as applicable. Such communications should be sent by U.S. mail addressed to:

VirTra, Inc. Board of Directors

c/o VirTra, Inc.

Attention: Corporate Secretary

7970 S. Kyrene Road

Tempe, Arizona 85284

The Board has instructed the Corporate Secretary to promptly forward all communications so received to the full Board, the non-management directors or the individual Board member(s) specifically addressed in the communication. Comments or questions regarding our accounting, internal controls or auditing matters, our compensation and benefit programs, or the nomination of directors and other corporate governance matters will remain with the full Board.

Depending on the subject matter, the Company’s Corporate Secretary will:

●	Forward the communication to the director or directors to whom it is addressed;

●	Attempt to handle the inquiry directly, for example, where it is a request for information about our Company or if it is a stock-related matter; or

●	Not forward the communication if it is primarily commercial in nature or if it relates to a topic that is not relevant to the Board or a particular committee or is otherwise improper.

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Procedures for Recommending, Nominating and Evaluating Director Candidates

Recommending Director Candidates for Nomination by the Board

The Board will consider director candidates recommended by stockholders. A stockholder who wishes to recommend a director candidate for nomination by the Board at an annual meeting of stockholders or for vacancies of the Board that arise between annual meetings must provide the Board with sufficient written documentation to permit a determination by the Board whether such candidate meets the required and desired director selection criteria set forth in our by-laws and our corporate governance guidelines described below. Such documentation and the name of the director candidate should be sent by U.S. mail to:

VirTra, Inc. Board of Directors

c/o VirTra, Inc.

Attention: Corporate Secretary

7970 S. Kyrene Road

Tempe, Arizona 85284

Nominating Director Candidates

For director nominations to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must give timely notice in proper written form to the Secretary. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not less than 90 days, nor more than 120 days, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, or if no annual meeting was held in the preceding year, to be timely, the stockholder’s notice must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, and (ii) the 10th day following the day on which the Company publicly announces the annual meeting date.

In order to be in proper written form, the stockholder’s notice must include the following:

●	Stockholder’s name and address, as they appear on the Company’s books;

●	Name and address of the beneficial owner of stock, if any, on whose behalf such nomination is made (such beneficial owner, the “Beneficial Owner”);

●	Representations that, as of the date of delivery of the notice, the stockholder is a holder of record of the Company’s stock and is entitled to vote at such meeting and intends to appear at the virtual annual meeting or by proxy at such meeting to propose and vote for such nomination and any such other business;

●	As to each person whom the stockholder proposes to nominate for election or re-election as a director:

○	All information relating to the nominee that is required to be disclosed in the Company’s proxy statement, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and to being named in the Company’s proxy statement and form of proxy if the Company so determines;

○	A statement whether the nominee, if elected, intends to tender, promptly following the nominee’s election or re-election, an irrevocable offer of resignation effective upon the nominee’s failure to receive the required vote for re-election at the next meeting at which the nominee would face re-election and upon acceptance of such resignation by the Board in accordance with the Company’s board practice on director elections; and

○	Such other information as may be reasonably requested by the Company;

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●	Name of each party with whom the stockholder, any Beneficial Owner, any stockholder nominee and the respective affiliates and associates of such stockholder, Beneficial Owner and/or stockholder nominee (each of the foregoing, a “Stockholder Group Member”) either is acting in concert with respect to the Company or has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such party in response to a public proxy solicitation made generally by such party to all holders of common stock of the Company) or disposing of any capital stock of the Company or to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses) (each party described in this bullet point, including each Stockholder Group Member, a “Covered Person”), and a description, and, if in writing, a copy, of each such agreement, arrangement or understanding;

●	List of the class, series and number of shares of capital stock of the Company that are beneficially owned or owned of record by each Covered Person, together with documentary evidence of such record or beneficial ownership;

●	List of all derivative securities and other derivatives or similar arrangements to which any Covered Person is a counterparty and relating to any shares of capital stock of the Company, a description of all economic terms of all such derivative securities and other derivatives or similar arrangements and copies of all agreements and other documents relating to each of such derivative securities and other derivatives or similar arrangements;

●	List of all transactions by any Covered Person involving any shares of capital stock of the Company or any derivative securities or other derivatives or similar arrangements related to any shares of capital stock of the Company entered into or consummated within 60 days prior to the date of such notice;

●	Details of all other material interests of each Covered Person in such nomination or shares of capital stock of the Company (including any rights to dividends or performance-related fees based on any increase or decrease in the value of such shares of capital stock); and

●	Representation as to whether any Covered Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to at least the percentage of the Company’s outstanding capital stock reasonably believed by the Covered Person to be sufficient to elect the nominee or nominees proposed to be nominated by the stockholder.

Evaluating Director Candidates

The Board has no formal guidelines or policy with regard to the consideration of any director candidates recommended by shareholders. Unless and until a nominating and corporate governance committee is established, as well as a formal charter and corporate governance guidelines, the Board (in the absence of a nominating and corporate governance committee) will consider several factors when evaluating the appropriate characteristics of candidates for service as a director. The Board initially evaluates a prospective nominee based on his or her resume and other background information that has been provided to the Board. At a minimum, director candidates must demonstrate high standards of ethics, integrity, independence, sound judgment, strength of character, and meaningful experience and skills in business or other appropriate endeavors. In addition to these minimum qualifications, the Board considers other factors it deems appropriate based on the current needs and desires of the Board, including specific business and professional experience that is relevant to the Board’s needs, including, but not limited to, Board diversity. A member of the Board will contact, for further review, those candidates who the Board believes are qualified, who may fulfill a specific Board need and who would otherwise best make a contribution to the Board. The Board is responsible for conducting, with the assistance of the Corporate Secretary, and subject to applicable law, any inquiries into the background and qualifications of the candidate. Based on the information the Board learns during this process, it determines which nominee(s) to submit for election. The Board uses a comparable process for evaluating all director candidates, regardless of the source of the recommendation.

The Board is authorized to use, as it deems appropriate or necessary, an outside consultant to identify and screen potential director candidates. No outside consultants were used during the fiscal year ended December 31, 2019 to identify or screen potential director candidates. The Board will reassess the qualifications of a current director, including the director’s attendance and contributions at Board and committee meetings, prior to recommending a director for reelection.

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Director Compensation

2019 Director Compensation Table

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Mitchell A. Saltz (1)	$24,000	$-	$-	$-	$-	$-	$24,000
Jeffrey D. Brown (2)	$24,000	$-	$-	$-	$-	$-	$24,000
James Richardson (3)	$24,000	$-	$-	$-	$-	$-	$24,000

(1)	In 2019, Mr. Saltz received an aggregate of $24,000 in quarterly compensation for attending Board meetings in person or telephonically during the year.

(2)	In 2019, Mr. Brown received $24,000 in quarterly compensation for attending Board meetings in person or telephonically during the year.

(3)	In 2019, Mr. Richardson received an aggregate of $24,000 in quarterly compensation for attending Board meetings in person or telephonically during the year.

We approved the payments of quarterly and annual cash retainers to each non-employee director (Messrs. Saltz, Brown and Richardson) to cover all Board and committee meetings, actions by written consent, and attendance fees. The cash retainers are in lieu of previously Board-approved awards of stock options and any other compensation to non-employee directors for serving on the Board of directors and committees. We reimburse our non-employee directors for reasonable travel expenses incurred in attending Board and committee meetings. We also may allow our non-employee directors to participate in any equity compensation plans that we have adopted or may adopt in the future. Historically, our directors that are our employees have not received compensation for their service as directors.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the past two fiscal years for:

●	Our principal executive officer or other individual acting in a similar capacity during the fiscal year ended December 31, 2019;
●	Our three most highly compensated principal executive officers, other than our executives, who were serving as corporate officers at December 31, 2019 and whose compensation exceeds $100,000; and
●	Up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2019.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

2019 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		All Other Compensation ($)	Total ($)
Robert D. Ferris,	2019	$241,545	$31,750	—	$6,050	(1)	—	$279,345
Chief Executive Officer	2018	$234,282	$106,064	—	$30,750	(2)	—	$371,096

Matthew D. Burlend,	2019	$216,771	$40,602	—	$—		—	$257,373
Chief Operating Officer	2018	$210,253	$81,312	—	$—		—	$291,565

Judy A. Henry,	2019	$170,001	$4,160	—	$—		—	$174,161
Chief Financial Officer	2018	$133,510	$3,748	—	$—		—	$137,258

(1)	In 2019, Mr. Ferris paid cash for 5,000 shares of our Common Stock at an average exercise price of $1.13 per share by exercising stock options originally granted 7 years ago. The shares are valued at $6,050, which represents the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. See Note 1 to the footnotes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for a discussion of the assumptions made in the valuation of these options.

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(2)	In 2018, Mr. Ferris paid cash for 7,500 shares of our Common Stock at an average exercise price of $1.40 per share by exercising stock options originally granted 7 years ago. The shares are valued at $30,750, which represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 1 to the footnotes to our audited financial statements included in our Annual Report on form 10-K for the fiscal year ended December 31, 2019 for a discussion of the assumptions made in the valuation of these options.

Executive Employment Agreements

On April 2, 2012, we entered into three-year Employment Agreements with each of Messrs. Ferris and Burlend that call for base annual salaries of $195,000 and $175,000, respectively, subject to increases based on the cost of living at a minimum. The agreements automatically extend for additional periods of one year. These contracts have been renewed annually with upward adjustments each year applying the same percentage increase approved for Company-wide cost-of-living adjustments. On January 1, 2019, Messrs. Ferris’ and Burlend’s annual compensation was $241,545 and $216,771, respectively. The employment agreements entitle these executives to an annual cash bonus determined by our Board of Directors based on our performance. In addition, the agreements entitle these executives to participate in any stock option or restricted stock plan adopted by our Board of Directors. The amount of an award under any such plan and the vesting terms shall be as determined by the Board. In addition, we are obligated to provide the executives with family medical, dental, vision, disability and life insurance and participation in pension and retirement plans and other compensation plans discussed above.

Pursuant to the terms of the employment agreements, we may terminate an executive’s employment for cause as defined in the employment agreement and such cause is deemed to exist as determined by our Board of Directors at a Board meeting at which the executive and his counsel are first given the opportunity to address the Board with respect to such determination. If Messrs. Ferris or Burlend is terminated by us for any reason other than for cause, or if either of them voluntarily terminate their own respective employment for good reason but not including a change in control, then we shall, subject to the terms of the respective employment agreements, be obligated to pay the executive who terminated his employment an amount equal to the greater of (a) the executive’s annual base salary in effect on the day preceding the date of such termination or (b) the executive’s annual base salary during the twelve full calendar months preceding the date of such termination, times three. If a change of control of our company occurs while the executive is our employee and within 36 months from the date of such change in control we terminate the executive’s employment for any reason (except for the death or disability of the executive or for Cause) or the executive terminates his employment for any reason, then we shall, subject to certain limitations, pay the executive any earned and accrued but unpaid base salary through the date of termination plus an amount of severance pay equal to the greater of (a) the executive’s annual base salary in effect on the day preceding the date on which the change of control occurred or (b) the executive’s annual base salary during the twelve full calendar months preceding the date on which the change of control occurred, times four. In addition, any stock options awarded to the executives shall immediately vest and become exercisable upon a change of control. If the executive is terminated for any reason other than the executive’s voluntary termination for good reason as defined in the employment agreement, the executive whose employment has been terminated is prohibited for a period of two years from the date of termination of the employment agreement from direct competition with us, and shall not solicit any of our employees or customers. The employment agreements require us to indemnify each of the respective executives to the fullest extent permitted under Nevada law, our articles of incorporation and bylaws, which ever affords the greater protection to the executive.

During the year ended December 31, 2019, each of the Company’s Chief Executive Officer and Chief Operating Officer redeemed 25,000 previously awarded options reaching expiration. The redemptions resulted in $38,353 of additional compensation expense.

During the year ended December 31, 2019, the Chief Executive Officer exercised 5,000 stock options originally granted 7 years ago for the cash exercise price of $5,650, resulting in issuance of Common Stock.

Employee Benefit and Equity Incentive Plans

Stock Options

Prior to October 2017, we periodically issued non-qualified incentive stock options to the directors under a stock option compensation plan approved by the Board of Directors in 2009. Terms of option grants are at the discretion of the Board of Directors and are generally seven years. These awards were suspended as of October 1, 2017. As of December 31, 2019, there were 234,167 options outstanding and 234,167 options exercisable at a weighted exercise price of $2.47 and $2.47, respectively.

On March 9, 2016, our Board of Directors approved a program under which we may repurchase outstanding vested Company stock options on an exception basis. Under the terms of the program, our Chief Executive Officer or Chief Operating Officer may cause us to redeem for cash any positive stock options for the net value of the stock option (stock price on the redemption date minus strike price). The cash redemption of stock options held by the Chief Executive Officer or Chief Operating Officer must be approved by our independent directors. We retain the right to reject any redemption request that is not in the best interest of our company.

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Profit Sharing

We have a discretionary profit-sharing program that pays out a percentage of our profits each year as a cash bonus to active and eligible employees. The cash payment is typically split into two equal payments and distributed pro-rata to employees in good standing at time of distribution in April and October of the following year after the completion of the annual financial audit. For the years ending December 31, 2019 and 2018, the amount expensed to operations for this program was $93,160 and $166,506, respectively.

2017 Equity Incentive Plan

On August 23, 2017, our Board approved, subject to stockholder approval at the annual meeting of stockholders on October 6, 2017, the VirTra, Inc. 2017 Equity Incentive Plan (the “Equity Plan”). The Equity Plan is intended to make available incentives that will assist us to attract, retain and motivate employees, including officers, consultants and directors. We may provide these incentives through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and units and other cash-based or stock-based awards.

A total of 1,187,500 shares of our Common Stock were initially authorized and reserved for issuance under the Equity Plan. This reserve automatically increased on January 1, 2019 and will automatically increase each subsequent anniversary through 2027, by an amount equal to the smaller of (a) 3% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, or (b) an amount determined by the Board.

Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the Equity Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the Equity Plan. The shares available will not be reduced by awards settled in cash or by shares withheld to satisfy tax withholding obligations. Only the net number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under the Equity Plan.

The Equity Plan will be generally administered by the compensation committee of our Board of Directors. Subject to the provisions of the Equity Plan, the compensation committee will determine in its discretion the persons to whom and the times at which awards are granted, the sizes of such awards and all of their terms and conditions. However, the compensation committee may delegate to one or more of our officers the authority to grant awards to persons who are not officers or directors, subject to certain limitations contained in the Equity Plan and award guidelines established by the committee. The compensation committee will have the authority to construe and interpret the terms of the Equity Plan and awards granted under it. The Equity Plan provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the Equity Plan.

The Equity Plan authorized the compensation committee, without further stockholder approval, to provide for the cancellation of stock options or stock appreciation rights with exercise prices in excess of the fair market value of the underlying shares of Common Stock in exchange for new options or other equity awards with exercise prices equal to the fair market value of the underlying Common Stock or a cash payment.

The Equity Plan limits the grant date fair value of all equity awards and the amount of cash compensation that may be provided to a non-employee director in any fiscal year to an aggregate of $300,000.

Awards may be granted under the Equity Plan to our employees, including officers, directors or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. All awards will be evidenced by a written agreement between us and the holder of the award and may include any of the following:

●	Stock options. We may grant nonstatutory stock options or incentive stock options (as described in Section 422 of the Internal Revenue Code of 1986, as amended), each of which gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to purchase a number of shares of our Common Stock at an exercise price per share determined by the administrator, which may not be less than the fair market value of a share of our Common Stock on the date of grant.

●	Stock appreciation rights. A stock appreciation right gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to receive the appreciation in the fair market value of our Common Stock between the date of grant of the award and the date of its exercise. We may pay the appreciation in shares of our Common Stock or in cash.

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●	Restricted stock. The administrator may grant restricted stock awards either as a bonus or as a purchase right at such price as the administrator determines. Shares of restricted stock remain subject to forfeiture until vested, based on such terms and conditions as the administrator specifies. Holders of restricted stock will have the right to vote the shares and to receive any dividends paid, except that the dividends will be subject to the same vesting conditions as the related shares.

●	Restricted stock units. Restricted stock units represent rights to receive shares of our Common Stock (or their value in cash) at a future date without payment of a purchase price, subject to vesting or other conditions specified by the administrator. Holders of restricted stock units have no voting rights or rights to receive cash dividends unless and until shares of Common Stock are issued in settlement of such awards. However, the administrator may grant restricted stock units that entitle their holders to dividend equivalent rights subject to the same vesting conditions as the related units.

●	Performance shares and performance units. Performance shares and performance units are awards that will result in a payment to their holder only if specified performance goals are achieved during a specified performance period. Performance share awards are rights denominated in shares of our Common Stock, while performance unit awards are rights denominated in dollars. The administrator establishes the applicable performance goals based on one or more measures of business performance enumerated in the Equity Plan, such as revenue, gross margin, net income or total stockholder return. To the extent earned, performance share and unit awards may be settled in cash or in shares of our Common Stock. Holders of performance shares or performance units have no voting rights or rights to receive cash dividends unless and until shares of Common Stock are issued in settlement of such awards. However, the administrator may grant performance shares that entitle their holders to dividend equivalent rights subject to the same vesting conditions as the related units.

●	Cash-based awards and other stock-based awards. The administrator may grant cash-based awards that specify a monetary payment or range of payments or other stock-based awards that specify a number or range of shares or units that, in either case, are subject to vesting or other conditions specified by the administrator. Settlement of these awards may be in cash or shares of our Common Stock, as determined by the administrator. Their holder will have no voting rights or right to receive cash dividends unless and until shares of our Common Stock are issued pursuant to the award. The administrator may grant dividend equivalent rights with respect to other stock-based awards.

In the event of a change in control as described in the Equity Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the Equity Plan or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The compensation committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the Board of Directors who are not employees will automatically be accelerated in full. The Equity Plan also authorizes the compensation committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of Common Stock in the change in control transaction over the exercise price per share, if any, under the award.

The Equity Plan will continue in effect until it is terminated by the administrator, provided, however, that all awards will be granted, if at all, within 10 years of its effective date. The administrator may amend, suspend or terminate the Equity Plan at any time, provided that without stockholder approval, the plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law or listing rule.

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Outstanding Equity Awards at 2019 Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2019:

OPTION AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Robert D. Ferris	4/1/2013	5,000	-	-	$0.84	4/1/2020
	7/1/2013	5,000	-	-	$0.92	7/1/2020
	10/1/2013	5,000	-	-	$0.90	10/1/2020
	1/2/2014	5,000	-	-	$1.36	1/2/2021
	4/1/2014	5,000	-	-	$1.45	4/1/2021
	7/1/2014	5,000	-	-	$0.98	7/1/2021
	10/1/2014	5,000	-	-	$2.10	10/1/2021
	1/2/2015	5,000	-	-	$2.88	1/2/2022
	4/1/2015	5,000	-	-	$3.19	4/1/2022
	7/1/2015	5,000	-	-	$1.90	7/1/2022
	10/1/2015	5,000	-	-	$1.70	10/1/2022
	1/4/2016	5,000	-	-	$2.80	1/2/2023
	4/1/2016	5,000	-	-	$2.23	4/1/2023
	7/1/2016	5,000	-	-	$4.19	7/1/2023
	10/1/2016	5,000	-	-	$5.88	10/1/2023
	1/1/2017	5,000	-	-	$5.20	1/1/2024
	4/1/2017	5,000	-	-	$4.30	4/1/2024
	7/1/2017	5,000	-	-	$3.76	7/1/2024
Total		90,000

Matthew D. Burlend	4/1/2013	3,750	-	-	$0.84	4/1/2020
	7/1/2013	3,750	-	-	$0.92	7/1/2020
	10/1/2013	3,750	-	-	$0.90	10/1/2020
	1/2/2014	3,750	-	-	$1.36	1/2/2021
	4/1/2014	3,750	-	-	$1.45	4/1/2021
	7/1/2014	3,750	-	-	$0.98	7/1/2021
	10/1/2014	3,750	-	-	$2.10	10/1/2021
	1/2/2015	3,750	-	-	$2.88	1/2/2022
	4/1/2015	3,750	-	-	$3.19	4/1/2022
	7/1/2015	3,750	-	-	$1.90	7/1/2022
	10/1/2015	3,750	-	-	$1.70	10/1/2022
	1/4/2016	3,750	-	-	$2.80	1/2/2023
	4/1/2016	3,750	-	-	$2.23	4/1/2023
	7/1/2016	3,750	-	-	$4.19	7/1/2023
	10/1/2016	3,750	-	-	$5.88	10/1/2023
	1/1/2017	3,750	-	-	$5.20	1/1/2024
	4/1/2017	3,750	-	-	$4.30	4/1/2024
	7/1/2017	3,750	-	-	$3.76	7/1/2024
Total		67,500

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Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our stockholders as well as any equity compensation plans not approved by our stockholders as of December 31, 2019.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Plan category
Plans approved by our stockholders:
VirTra, Inc. 2017 Equity Incentive Plan	-	$-	1,259,819

Plans not approved by stockholders:
Stock Option Plan (1)	234,167	$2.47	-

(1) Prior to the approval of the VirTra, Inc. 2017 Equity Incentive Plan, we periodically issued non-qualified stock options to key employees, officers and directors under a stock option compensation plan approved solely by the Board of Directors since 2009. Terms of the option granted were at the discretion of the Board of Directors and were generally seven years in term prior to expiration.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement. We intend to maintain an executive compensation program that is consistent with our existing compensation policies and philosophies, which are designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to VirTra’s long-term success.

Decisions on the executive compensation program will be made by the Compensation Committee. The discussion set forth in the Proxy Statement is based on the present expectations as to the executive compensation program to be adopted from time to time by the Compensation Committee. The executive compensation program actually adopted by the Compensation Committee at any given time will depend on the judgment of the members of the Compensation Committee and may differ from that set forth herein.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the Compensation Committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards. We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive compensation in the form of share-based awards, if any.

Additional information about the compensation of our named executive officers is provided in the “Executive Compensation” section of this Proxy Statement, which includes compensation tables and narrative discussion. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of VirTra, Inc. approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed in the proxy statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation section, compensation tables and narrative discussion, and other related disclosure.”

Vote Required

This is a non-binding advisory vote only. The affirmative vote of the majority of the shares present and entitled to vote at the Annual Meeting is required to approve Proposal 2. You may vote “for,” “against” or “abstain” from voting on Proposal 2. Abstentions will have the effect of a vote “against” Proposal 2. Because broker non-votes are not considered present for the foregoing purpose, they will have no effect on the vote on Proposal 2. While this vote is advisory and not binding on us, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

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PROPOSAL 3—ADVISORY VOTE ON FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES

In addition to the advisory approval of our executive compensation program described in Proposal 3, we are also seeking a non-binding determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining.

After careful consideration of the frequency alternatives, the Board believes that conducting an advisory vote on executive compensation every three years is appropriate for the Company and its stockholders at this time.

As an advisory vote, this proposal is non-binding and will not overrule any decision by the Board or require the Board to take any action. However, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future decisions for the frequency in which stockholders may vote on executive compensation.

Vote Required

This is a non-binding advisory vote only. The frequency of the advisory vote (every one, two or three years) receiving the greatest number of votes will be considered the frequency recommended by stockholders. With respect to Proposal 3, you may vote every “one year,” “two years,” or “three years” or “abstain” from voting on Proposal 3. If you “abstain” from voting with respect to Proposal 3, your vote will have no effect on this proposal. Broker non-votes will have no effect on the vote for Proposal 3.

Recommendation

THE BOARD RECOMMENDS A VOTE FOR EVERY THREE YEARS AS THE FREQUENCY FOR THE COMPANY’S EXECUTIVE COMPENSATION ADVISORY VOTE.

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MaloneBailey acted as our independent registered public accounting firm for the fiscal year ended December 31, 2019. The Audit Committee of has appointed MaloneBailey to act in that capacity for the fiscal year ending December 31, 2020. A representative of MaloneBailey is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from stockholders.

Although the Company is not required to submit this appointment to a vote of the stockholders, the Audit Committee believes that it is appropriate as a matter of policy to request that stockholders ratify MaloneBailey’s appointment as principal independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain MaloneBailey or will appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The following table shows the fees that were billed for the audit and other services provided by MaloneBailey for the fiscal years ended December 31, 2019 and 2018.

	2019	2018
Audit Fees	$68,016	$29,500
Audit-Related Fees	-	-
Tax Fees	5,000	5,000
All Other Fees	-	-
Total	$73,016	$34,500

Audit Fees—This category includes the audit of our annual financial statements included in our Annual Report on Form 10-K, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees—This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consultation regarding our correspondence with the SEC, other accounting consulting and other audit services.

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Tax Fees—This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees—This category consists of fees for other miscellaneous items.

Pursuant to the audit committee’s charter, all audit and permissible non-audit services provided by the independent registered public accounting firm must be pre-approved. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of service. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm. Consistent with the audit committee’s policy, all audit and permissible non-audit services provided by our independent registered public accounting firm during the fiscal years ended December 31, 2019 and 2018 were pre-approved by the audit committee.

In considering the nature of the services provided by the independent registered public accounting firms for the fiscal year ended December 31, 2019, the audit committee determined that such services were compatible with the provision of independent audit services. The audit committee discussed these services with the independent registered public accounting firms and management for the fiscal year ended December 31, 2019 to determine that they were permitted under the rules and regulations concerning auditors’ independence promulgated by the SEC to implement the Sarbanes-Oxley Act, as well as rules of the American Institute of Certified Public Accountants.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Board of Directors reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including a discussion of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

In addition, the Board of Directors discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 16 “Communications with Audit Committees.” The Board of Directors met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting.

The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

The Audit Committee recommended to the Board of Directors that the audited financials be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019. In reliance on the reviews and discussions referred to above, the Board of Directors approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC.

Submitted by the Audit Committee of the Board of Directors,

Jeffrey Brown, Chair
Mitchell A. Saltz
Jim Richardson

Vote Required

The affirmative vote of the shares present and entitled to vote at the Annual Meeting is required to ratify the appointment of Prager as our independent registered public accounting firm. You may vote “for,” “against” or “abstain” from voting on Proposal 4. Abstentions will have the effect of a vote “against” Proposal 4. Because broker non-votes are not considered present for the foregoing purpose, they will have no effect on the vote on Proposal 4.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF MALONEBAILEY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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SECURITY OWNERSHIP

The following table sets forth information about the beneficial ownership of our Common Stock as of June 22, 2020, the Record Date for:

●	each person known to us to be the beneficial owner of more than 5% of our Common Stock;
●	each named executive officer;
●	each of our directors; and
●	all of our executive officers and directors as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of VirTra, Inc., 7970 S. Kyrene Road, Tempe, AZ 85284. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on [•] shares of our Common Stock outstanding as of the Record Date.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options or issuable upon conversion of preferred stock held by that person that are currently exercisable or exercisable within 60 days of the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Named Executive Officers:
Robert D. Ferris (1)	447,219	5.7%
Jeffrey D. Brown (2)	49,193	*
Mitchell A. Saltz (3)	29,167	*
James Richardson	—	—
Matthew D. Burlend (4)	63,750	*
Judy A. Henry (5)	5,935	*
All executive officers and directors as a group (six persons)	595,264	7.6%
* Represents less than 1%

(1)	The number of shares beneficially owned by Mr. Ferris (i) includes (a) 362,219 shares of our Common Stock presently outstanding, and (b) options to purchase 85,000 shares of our Common Stock at prices ranging from $0.84 to $5.88.
(2)	The number of shares beneficially owned by Mr. Brown includes (i) 9,193 shares of our Common Stock presently outstanding, and (ii) options to purchase 40,000 shares of our Common Stock at prices ranging from $0.90 to $5.88.
(3)	The number of shares beneficially owned by Mr. Saltz includes (i) 20,000 shares of our Common Stock presently outstanding, and (ii) options to purchase 9,167 shares of our Common Stock at per share prices ranging from $3.76 to $5.38.
(4)	The number of shares beneficially owned by Mr. Burlend includes options to purchase 63,750 shares of our Common Stock at prices ranging from $0.84 to $5.88.
(5)	The number of shares beneficially owned by Ms. Henry includes 5,935 shares of our Common Stock presently outstanding.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. To our knowledge, based solely upon a review of copies of reports received by us pursuant to Section 16(a) of the Exchange Act and written representations that no other reports were required to be filed, we believe that all filing requirements applicable to our executive officers, directors and 10% stockholders under Section 16(a) with respect to 2019 were satisfied, with the exception of two late filings by Mr. Burlend (each regarding one transaction).

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have a written policy for the review, approval or ratification of transactions with related parties or conflicted transactions. When such transactions arise, they are referred to the CEO, CFO, and COO for consideration for referral to our audit committee or board of directors for its consideration.

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, discussed in “Executive Compensation” above, the following is a description of each transaction since January 1, 2018 and each currently proposed transaction in which:

●	We have been or will be a participant;
●	the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and
●	any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

On January 16, 2015, we entered into a Co-Venture Agreement with Modern Round and in connection with this agreement we agreed to develop interactive games, skills drills, and advanced training simulation content for Modern Round and license VirTra Technology to Modern Round for a portion of its total revenue, acquired rights to purchase TEC common stock and issued to affiliates of TEC that included Mr. Saltz, warrants to purchase an aggregate of 919,382 shares of our Common Stock at a price of $2.72 per share. Pursuant to our rights to acquire shares of TEC common stock pursuant to this agreement, we acquired 560,000 shares of TEC common stock representing approximately 4.8% of its issued and outstanding common stock. See “Business - Modern Round Co-Venture Agreement.”

Mr. Mitch Saltz, a member of the Company’s Board of Directors, is also Chairman of the Board of Directors and a majority stockholder of TEC. Through the terms of the Co-Venture Agreement, the Company acquired 560,000 shares of TEC common stock representing approximately 4.8% of the issued and outstanding shares of TEC common stock. In addition, TEC paid the Company for license fees (royalties) pursuant to the terms of the Co-Venture Agreement $130,625 and $549,568 for the years ended December 31, 2019 and 2018, respectively.

During the years ended December 31, 2019 and 2018, respectively, the Company did not issue stock options to the Chief Executive Officer, Chief Operating Officer or the members of the Board of Directors.

During the years ended December 31, 2019 and 2018, the Company redeemed 34,225 and 220,523, respectively, previously awarded options reaching expiration from related parties, including the Company’s Chief Executive Officer, Chief Operating Officer and one member of the Board of Directors. These redemptions eliminated the stock options and resulted in a total of $38,353 and $551,682 in additional compensation expense in 2019 and 2018, respectively.

During the years ended December 31, 2019 and 2018, related parties exercised 5,000 and 10,700 previously awarded options for the exercise price of $5,775 and $10,500, respectively, resulting in cash purchase and issuance of Common Stock to the Chief Executive Officer and one member of the Board of Directors.

Mr. Richardson, who is a member of our Board of Directors, is also acting CEO of Natural Point, Inc. (“Natural Point”), a vendor of the Company. In 2019 and 2018, the Company purchased specialized equipment from Natural Point in the amount of $167,302 and $122,758, respectively. As of December 31, 2019, the Company had an outstanding balance due to Natural Point of $34,865. As of December 31, 2018, the Company had a prepaid balance outstanding with Natural Point of $1,020.

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

Stockholders intending to present a proposal at the 2021 Annual Meeting of Stockholders and have it included in our proxy statement for that meeting must submit the proposal in writing to VirTra, Inc., Attention: Corporate Secretary, 7970 S. Kyrene Road, Tempe, Arizona 85284. We must receive such proposals no later than February 26, 2021. It is suggested that proposals be submitted by certified mail, return receipt requested.

Stockholders intending to present a proposal at the 2021 Annual Meeting of Stockholders without inclusion of the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our bylaws.

22

For director nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must comply with our bylaws, including the requirements set forth herein. The stockholder must give timely notice in proper written form to the Secretary. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not less than 90 days, nor more than 120 days, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, or if no annual meeting was held in the preceding year, to be timely, the stockholder’s notice must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, and (ii) the 10th day following the day on which the Company publicly announces the annual meeting date.

In order to be in proper written form, the stockholder’s notice must include the following:

●	Stockholder’s name and address, as they appear on the Company’s books;

●	Name and address of the beneficial owner of stock, if any, on whose behalf such nomination or proposal of other business is made (such beneficial owner, the “Beneficial Owner”);

●	Representations that, as of the date of delivery of the notice, the stockholder is a holder of record of the Company’s stock and is entitled to vote at such meeting and intends to appear at the virtual annual meeting or by proxy at such meeting to propose and vote for such nomination and any such other business;

●	As to each person whom the stockholder proposes to nominate for election or re-election as a director:

○	All information relating to the nominee that is required to be disclosed in the Company’s proxy statement, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and to being named in the Company’s proxy statement and form of proxy if the Company so determines;

○	A statement whether the nominee, if elected, intends to tender, promptly following the nominee’s election or re-election, an irrevocable offer of resignation effective upon the nominee’s failure to receive the required vote for re-election at the next meeting at which the nominee would face re-election and upon acceptance of such resignation by the Board in accordance with the Company’s board practice on director elections; and

○	Such other information as may be reasonably requested by the Company;

●	As to any other business that the stockholder proposes to bring before the annual meeting:

○	A brief description of such business;

○	The text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the bylaws, the text of the proposed amendment); and

○	The reasons for conducting such business at the meeting;

●	Name of each party with whom the Stockholder Group Members either are acting in concert with respect to the Company or has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such party in response to a public proxy solicitation made generally by such party to all holders of common stock of the Company) or disposing of any capital stock of the Company or to cooperate in obtaining, changing or influencing the control of the Company (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), and a description, and, if in writing, a copy, of each such agreement, arrangement or understanding;

●	List of the class, series and number of shares of capital stock of the Company that are beneficially owned or owned of record by each Covered Person, together with documentary evidence of such record or beneficial ownership;

●	List of all derivative securities and other derivatives or similar arrangements to which any Covered Person is a counterparty and relating to any shares of capital stock of the Company, a description of all economic terms of all such derivative securities and other derivatives or similar arrangements and copies of all agreements and other documents relating to each of such derivative securities and other derivatives or similar arrangements;

23

●	List of all transactions by any Covered Person involving any shares of capital stock of the Company or any derivative securities or other derivatives or similar arrangements related to any shares of capital stock of the Company entered into or consummated within 60 days prior to the date of such notice;

●	Details of all other material interests of each Covered Person in such nomination or proposal or shares of capital stock of the Company (including any rights to dividends or performance-related fees based on any increase or decrease in the value of such shares of capital stock); and

●	Representation as to whether any Covered Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to at least the percentage of the Company’s outstanding capital stock reasonably believed by the Covered Person to be sufficient to elect the nominee or nominees proposed to be nominated by the stockholder.

Nothing in this section shall be interpreted or construed to require the inclusion of information about any stockholder proposal in our Proxy Statement.

ANNUAL REPORT ON FORM 10-K

Along with mailing the proxy materials, we have included a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. We will provide stockholders with additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, without charge, upon written request to VirTra, Inc., Attention: Corporate Secretary, 7970 S. Kyrene Road, Tempe, Arizona 85284.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders will be householding our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be householding communications to your address, householding will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker or, if a stockholder is a direct holder of shares of our Common Stock, they should submit a written request to our transfer agent, Continental Stock Transfer & Trust Company, located at 17 Battery Place, New York, NY 10004. The transfer agent’s telephone number is (212) 509-4000.

To delist yourself from householding in the future you may write the Company at VirTra, Inc., Attention: Corporate Secretary, 7970 S. Kyrene Road, Tempe, Arizona 85284, or call (480) 968-1488. Upon written or oral request directed to the Company at the address or phone number listed above, we will deliver promptly a separate copy of the proxy materials.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies will vote as they deem in our best interests.

By Order of the Board,

Robert D. Ferris
Chief Executive Officer

June 26, 2020

Tempe, Arizona

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VIRTRA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – AUGUST 11, 2020 AT 2:30 PM, LOCAL TIME

CONTROL ID:
REQUEST ID:

The undersigned, a stockholder of VirTra, Inc. (the "Company"), hereby revoking any proxy heretofore given, does hereby appoint Robert D. Ferris and Matthew D. Burlend, and each of them, as proxies, each with power of substitution, for and in the name of the undersigned to attend the 2020 virtual annual meeting of stockholders of the Company to be held at https://www.issuerdirect.com/virtual-event/vtsi, on Tuesday, August 11, 2020 beginning at 2:30 PM, local time, or at any adjournment or postponement thereof, and to vote, as designated below.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
INTERNET:	https://www.iproxydirect.com/VTSI
PHONE:	1-866-752-VOTE(8683)

Please ensure you fold then detach and retain this portion of this Proxy

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VIRTUAL ANNUAL MEETING OF THE STOCKHOLDERS OF VIRTRA, INC.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	→	**FOR**	**WITHHOLD**		
Election of Directors					
Robert D. Ferris		☐	☐		
Matthew D. Burlend		☐	☐		**CONTROL ID:**
Mitchell A. Saltz		☐	☐		**REQUEST ID:**
Jeffrey D. Brown		☐	☐		
James Richardson		☐	☐		

Proposal 2	→	**FOR**	**AGAINST**	**ABSTAIN**
To hold a non-binding advisory vote on executive compensation.		☐	☐	☐

Proposal 3	→	**EVERY THREE YEARS**	**EVERY TWO YEARS**	**EVERY YEAR**	**ABSTAIN**
To hold a non-binding advisory vote on the frequency of executive compensation advisory votes.		☐	☐	☐	☐

Proposal 5

To transact in other business as may appropriately come before the Annual Meeting.

MARK "X" HERE IF YOU PLAN TO ATTEND THE VIRTUAL MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____

____

____

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ____________________, 2020

____

(Print Name of Stockholder and/or Joint Tenant)

____

(Signature of Stockholder)

____

(Second Signature if held jointly)

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